Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

MediciNova, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)

Newly Registered Securities

Equity(2)	Common stock, $0.0001 par value per share	—	—	—	—	—	—

Equity(2)	Preferred stock, $0.0001 par value per share	—	—	—	—	—	—

Debt(2)	Debt Securities	—	—	—	—	—	—

Other(2)	Warrants	—	—	—	—	—	—

Other(2)	Units	—	—	—	—	—	—

Unallocated (Universal) Shelf	—	Rule 457(o)	—	(3)	$200,000,000	$0.0000927	$18,540.00

Carry Forward Securities

Total Offering Amounts					$200,000,000		$18,540.00

Total Fees Previously Paid							$0.00

Total Fee Offsets							$18,540.00(4)

Net Fee Due							$0.00(4)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	MediciNova, Inc.	S-3	333-233201	August 9, 2019		$18,540.00(4)	Unallocated (Universal) Shelf and Equity	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$189,746,109.53 (4)

Fee Offset Sources	MediciNova, Inc.	S-3	333-233201		August 9, 2019						$3,743.48

Fee Offset Sources	MediciNova, Inc.	S-3	333-220593		September 22, 2017						$18,411.80

(1)

Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants to purchase any combination of the foregoing securities, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $200,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

(2)	Represents securities that may be offered and sold from time to time in one or more offerings by MediciNova, Inc.
(3)

The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)

The Registrant previously registered $200,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File Number 333-233201) filed on August 9, 2019 (the “2019 Registration Statement”), which included $158,859,351.60 in aggregate offering price of securities that were previously registered by the Registrant on the Registration Statement on Form S-3 (File Number 333-220593) filed on September 22, 2017 (the “2017 Registration Statement and, together with the 2019 Registration Statement, the “Prior Registration Statements”) that were carried forward pursuant to Rule 415(a)(6) of the Securities Act. The Registrant is offsetting the registration fee due hereunder by $18,540.00 that was previously paid with respect to $189,746,109.53 in aggregate offering price of securities that were previously registered under the Prior Registration Statements and remain unsold (the “Unsold Securities”), pursuant to Rule 457(p) under the Securities Act. The Registrant previously paid aggregate filing fees of $22,155.28 with respect to the Unsold Securities. The Registrant has terminated the offerings of the Unsold Securities. For the reasons stated above, the net registration fee paid in connection with this Registration Statement on Form S-3 is $0.00. $3,615.28 remains available for future setoff pursuant to Rule 457(q).